UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 17, 2005

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145 95-4160558

(Commission File Number) (I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas 77010

(Address of principal executive offices) (Zip Code)

(713) 652-7200

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The description set forth below is qualified in its entirety by the full text of the document to which it refers, which document is filed herewith.

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2005, the Board of Directors of Lyondell Chemical Company (the "Company") approved a revised Form of Indemnity Agreement (the "Agreement") to be entered into with the Company's officers and directors. The Agreement was revised to reflect changes in the Company's subsidiaries, including the Company's acquisition of Millennium Chemicals Inc. on November 30, 2004.

The Form of Indemnity Agreement is incorporated by reference into this Current Report on Form 8-K as Exhibit 10.10.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Mr. Dudley C. Mecum, a member of the Board of Directors of the Company, notified the Chairman of the Corporate Responsibility and Governance Committee of the Board of Directors of the Company on February 17, 2005 and advised the Board of Directors of the Company on February 24, 2005 that for personal reasons, he has chosen to retire from the Board effective as of the Company's 2005 Annual Meeting of Shareholders and thus, does not wish to be nominated for re-election at the Company's 2005 Annual Meeting. Although Mr. Mecum would have been eligible to stand for re-election at the 2005 Annual Meeting of Shareholders, he would not have been eligible to stand for re-election at the 2006 Annual Meeting of Shareholders because he would have reached the mandatory retirement age established by the Company's Principles of Corporate Governance.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.10 Form of Indemnity Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By: /s/ Kerry A. Galvin

Name: Kerry A. Galvin

Title: Senior Vice President, General Counsel & Secretary

Date: February 24, 2005

INDEX TO EXHIBITS

Exhibit

Number Description

10.10 Form of Indemnity Agreement